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                                                                      EXHIBIT 11

                            THE PIONEER GROUP, INC.

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  THREE MONTHS                 SIX MONTHS
                                                     ENDED                       ENDED
                                                    JUNE 30,                    JUNE 30,
COMPUTATION FOR                             ------------------------    ------------------------
CONSOLIDATED STATEMENT OF INCOME               1998          1997          1998          1997
--------------------------------               ----          ----          ----          ----
Net (Loss) Income(1)......................    ($12,130)       $4,975       ($6,783)      $12,284
                                            ==========    ==========    ==========    ==========
Basic Earnings Per Share Calculation:
  Weighted average number of common shares
  outstanding.............................  25,042,000    24,829,000    24,967,000    24,828,000
                                            ==========    ==========    ==========    ==========
Basic Earnings Per Share:.................      ($0.48)        $0.20        ($0.27)        $0.49
                                            ==========    ==========    ==========    ==========
Diluted Earnings Per Share Calculation:
  Weighted average number of common shares
  outstanding.............................  25,042,000    24,829,000    24,967,000    24,828,000
  Dilutive effect of stock options as
  common stock equivalents................           0       707,000       373,000       671,000
  Dilutive effect of restricted stock
  proceeds as common stock equivalents....           0        39,000        68,000        40,000
                                            ----------    ----------    ----------    ----------
  Weighted average number of shares
  outstanding as adjusted.................  25,042,000    25,575,000    25,408,000    25,539,000
                                            ==========    ==========    ==========    ==========
Diluted Earnings Per Share................      ($0.48)        $0.19        ($0.27)        $0.48
                                            ==========    ==========    ==========    ==========
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(1) These amounts agree with the related amounts in the Consolidated Statements of Income.